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                                                                   EXHIBIT 10.12









                                    PECHINEY



                                    GUARANTEE
                               RELATING TO CERTAIN
                                 LIABILITIES OF
                         PECHINEY PLASTIC PACKAGING, INC
























Draft 22.6.99


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THIS GUARANTEE is made as of         July 1999 and is given by

PECHINEY, a French societe anonyme of 7, Place du Chancelier Adenauer - 75218 Paris Cedex 16 ("THE Guarantor") in favour of

AMERICAN NATIONAL CAN COMPANY, a Delaware Corporation who principal place of business is 8770 West Bryn Mawr Avenue - Chicago - Illinois 60631-3542 U.S.A. ("ANC")

WHEREAS

A. Pursuant to a Contribution Agreement, dated as of May 31, 1999, by and between Pechiney Plastic Packaging, Inc., a Delaware corporation ("PECHINEY PLASTICS"), and ANC (the "CONTRIBUTION AGREEMENT"), Pechiney Plastics has agreed to indemnify ANC in respect of (i) any and all payments relating to, or arising out of, the patent infringement litigation instituted against ANC in the U.S. District Court for the Northern District of Illinois in December 1993 by Viskase Corporation, the declaratory judgment action brought by ANC against Viskase in May 1999 and various proceedings in the U.S. Patent Office relating to the Viskase patents which are the subject of such actions("the VISKASE OBLIGATIONS") , and (ii) the ASSUMED OPEB OBLIGATIONS (as defined in
         Section 8.03 of the Contribution Agreement) (the Viskase Obligations together with the Assumed OPEB Obligations being collectively referred to herein as the "INDEMNIFICATION OBLIGATIONS").

B. Pechiney has agreed to guarantee the execution by Pechiney Plastics of the Indemnification Obligations and has the requisite corporate approval to enter in to this guarantee.

THE GUARANTOR hereby agrees as follows

1. The Guarantor guarantees to ANC that in the event of a failure by Pechiney Plastics to perform the Indemnification Obligations and such failure remains un-remedied for a period of 10 BUSINESS DAYS (defined as days excluding Saturday, on which banks are open for business in France and U.S.A.) the Guarantor subject to the terms of this guarantee will make, perform or procure the performance of the Indemnification Obligations.

2. The Guarantor shall not be discharged or released by any modification of any of the terms conditions and provisions of the Contribution Agreement unless such modifications were to increase the obligations of the Guarantor hereunder. Any allowance of time by ANC under or in respect of the Contribution Agreement shall not release, reduce or affect the liability of the Guarantor.

3. Notwithstanding any other provision of this Guarantee the Guarantor has the benefit of and may assert as a defence to a demand for payment and performance of this Guarantee any defence available to Pechiney Plastics to the enforcement of Pechiney Plastic's obligations under the terms of the Contribution Agreement.

4. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Guarantee shall be given or made (and shall be deemed to have


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         been duly made or given upon receipt) by delivery in person, by carrier service, by telecopy, by telegram, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses :



                        If to ANC :

                        American National Can Company
                        8770 W. Bryn Mawr Avenue
                        Chicago, Illinois 60631
                        Fax : (773) 399 3527
                        Attention : General Counsel

                        If to the Guarantor :

                        Pechiney
                        7, Place du Chancelier Adenauer
                        75218 Paris Cedex
                        France
                        Fax : 011.331.5628.3306
                        Attention : General Counsel

5. No failure on the part of ANC to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

6. The Guarantor agrees that it will upon demand pay to ANC the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that ANC may incur in connection with the exercise or enforcement of any of the rights of ANC hereunder as a result of the failure by the Guarantor to perform or observe any of the provisions hereof.

7. This Guarantee constitutes the entire agreement between the Guarantor and ANC (and supersedes all prior written and oral agreements and understandings) with respect to the subject matter hereof between the Guarantor and ANC.

8. If any one or more provisions contained in this Guarantee shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Guarantee, but this Guarantee shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9. This Guarantee shall be governed by, and construed in accordance with, the laws of the Republic of France and Pechiney hereby submits to the exclusive jurisdiction of the courts of Paris.


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Executed by


For and on behalf of PECHINEY